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                                                                    EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
V.I. Technologies, Inc.

  We consent to incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1998 Director Stock Option Plan of our report dated February 2, 1998, with respect to the financial statements of V.I. Technologies, Inc. as of December 31, 1997 and 1996, included in the Registration Statement (Form S-1 No. 333-46933) and related Prospectus of V.I. Technologies, Inc., filed with the Securities and Exchange Commission.



                                          /s/ KPMG Peat Marwick LLP
                                          -------------------------
                                          KPMG Peat Marwick LLP


Jericho, New York
September 1, 1998